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                                                                    Exhibit 10.6


                                                                  EXECUTION COPY




                       CONVERTIBLE NOTE PURCHASE AGREEMENT



                                     between



                          TOTAL NETWORK SOLUTIONS, INC.



                                       and



                               CISCO SYSTEMS, INC.



                          Dated as of December 21, 1999


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         CONVERTIBLE NOTE PURCHASE AGREEMENT dated as of December 21, 1999 between TOTAL NETWORK SOLUTIONS INC., a New York corporation (the "COMPANY"), and CISCO SYSTEMS, INC. (the "PURCHASER").

         WHEREAS, the Company wishes to issue and sell to the Purchaser (i) a convertible promissory note of the Company in the original principal amount of $3,172,872.24 in the form annexed as Exhibit A-1 hereto and dated the Closing Date (as defined below) (the "SERIES B NOTE"), (ii) a convertible promissory note of the Company in the original principal amount of $9,000,004.68 in the form annexed as Exhibit A-2 hereto and dated the Closing Date (the "SERIES C NOTE") and (iii) a convertible promissory note of the Company in the original principal amount of $4,416,150.00 in the form annexed as Exhibit B hereto and dated the Closing Date (the COMMON STOCK Note" and, together with the Series B Note and the Series C Note, the "CONVERTIBLE NOTES"); and

         WHEREAS, the Purchaser wishes to purchase the Convertible Notes on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                    ARTICLE 1

                              THE CONVERTIBLE NOTES

         SECTION 1.1. ISSUANCE, SALE AND DELIVERY OF THE CONVERTIBLE NOTES. Subject to the terms and conditions of this Agreement and upon the basis of the Purchaser's representations and warranties herein contained, the Company agrees to issue and sell to the Purchaser and, upon the basis of the Company's representations and warranties herein contained, the Purchaser agrees to purchase from the Company at the closing (the "CLOSING"), the Convertible Notes.

         SECTION 1.2. CLOSING. The Closing shall take place at the offices of Roberts, Sheridan & Kotel, P.C., 12 East 49th Street, New York, NY 10017. The Closing shall take place at 10:00 a.m., New York time, on December 21, 1999 or the earliest practicable date thereafter on which the conditions set forth in Sections 4.1 and 4.2 have been satisfied (but not later than February 28, 2000 unless the Purchaser and the Company otherwise agree). The date and time of the Closing are referred to herein as a "CLOSING DATE". At the Closing, the Company shall issue and deliver to the Purchaser the Convertible Notes registered in the name of the Purchaser. As payment in full for the Series B Note and against delivery of the Series B Note as aforesaid, on the Closing Date the Purchaser shall surrender to the Company for cancellation the 1,077,026 shares of the Company's Series B Convertible Preferred Stock held by the Purchaser. As payment in full for the Series C Note and against delivery of the Series C Note as aforesaid, on the Closing Date the Purchaser shall (i) deliver to the Company a cashier's or certified check, payable to the order of the Company, in the amount of $9,000,004.68, (ii) transfer such sum to the account of the Company by wire transfer of immediately available funds or (iii) deliver or


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transfer such sum to the Company by any combination of such methods of payment.
As payment in full for the Common Stock Note and against delivery of the Common Stock Note as aforesaid, on the Closing Date the Purchaser shall surrender to the Company for cancellation the 4,500,000 shares of the Company's Common Stock held by the Purchaser.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser as of the date hereof that, except as set forth in the Disclosure Schedule attached as Schedule I (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply) and except for (i) this Agreement, (ii) the Series C Convertible Stock Purchase Agreement dated as of the date hereof among the Company and the purchasers signatory thereto, and (iii) the agreements and instruments to be executed pursuant to the agreements and instruments identified in clauses (i) and (ii) above and the transactions contemplated by the agreements and instruments identified in such clauses and in this clause (iii):

         SECTION 2.1.  ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER.

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where failure to be so licensed or to so qualify would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, the Second Amended and Restated Registration Rights Agreement in the form attached as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT") and the Second Amended and Restated Shareholders Agreement in the form attached as Exhibit D (the "SHAREHOLDERS AGREEMENT" and together with this Agreement, the Convertible Notes and the Registration Rights Agreement, the "TRANSACTION DOCUMENTS"), to issue, sell and deliver the Convertible Notes at the Closing and to issue the shares of Preferred Stock, par value $0.001 per share ("PREFERRED STOCK"), and Common Stock, par value $0.001 per share, of the Company ("COMMON STOCK") issuable upon conversion of the Convertible Notes (such shares of Common Stock being referred to herein as the "COMMON NOTE SHARES", such shares of Preferred Stock being referred to herein as the "PREFERRED NOTE SHARES" and the Common Note Shares and the Preferred Note Shares being referred to collectively as the "NOTE SHARES").


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          (b) The attached Schedule II contains a list of all subsidiaries of the Company as of the date hereof and as of the date of Closing. Except for such subsidiaries, the Company does not, as of the date hereof and as of the date of Closing, (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity. Each of the Company's subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or to so qualify would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company's subsidiaries has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding shares of capital stock of each of the Company's subsidiaries are owned beneficially and of record by the Company, one of its other subsidiaries, or any combination of the Company and/or one or more of its other subsidiaries, in each case free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever (collectively, "LIENS"). There are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any of the subsidiaries is or may become obligated to issue any shares of its capital stock to any person other than the Company or one of the other subsidiaries. As used in Sections 2.6 through 2.9, 2.11 through 2.17,
2.21 and 2.23 through 2.30 inclusive, the term "COMPANY" shall mean the Company and each of its subsidiaries.

         SECTION 2.2.  AUTHORIZATION OF AGREEMENTS, ETC.

          (a) The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder and the issuance, sale and delivery of the Convertible Notes have been duly authorized by all requisite corporate action and will not (i) violate any provision of law, any order of any court or other agency of government, the Restated Certificate of Incorporation of the Company, as amended and restated by the charter amendment (the "CHARTER AMENDMENT") attached hereto as Exhibit E (as so amended, the "CHARTER"), or the Amended and Restated By-laws of the Company, as amended (the "BY-LAWS") attached hereto as Exhibit H, (ii) violate any provision of any indenture, agreement or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, other than any such violation, conflict or default that would not reasonably be expected to cause a Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its subsidiaries.

                (b) The Convertible Notes have been duly authorized, executed and delivered by the Company and, when issued and delivered in accordance with the terms of this Agreement,


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will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally and to general principles of equity, regardless of whether enforcement is sought in equity or at law).

                (c) The Preferred Note Shares have been duly authorized and, when issued upon conversion of the Convertible Notes, will be validly issued, fully paid and nonassessable shares of Series B Convertible Preferred Stock of the Company ("SERIES B PREFERRED STOCK"), in the case of the Series B Note, or Series C Convertible Preferred Stock of the Company ("SERIES C PREFERRED STOCK"), in the case of the Series C Note, with no personal liability attaching to the ownership thereof (other than such liability, if any, as may be (i) imposed by Section 630 of the New York Business Corporation Law or (ii) attributable to acts of the Purchaser) and will be free and clear of all Liens. The issuance and delivery of the Preferred Note Shares is not subject to any preemptive right of shareholders of the Company that has not been waived or to any right of first refusal or other right in favor of any person that has not been waived.

                  (d) The Common Note Shares have been duly authorized and, when issued upon conversion of the Convertible Notes or the Preferred Note Shares, as the case may be, will be validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof (other than such liability, if any, as may be (i) imposed by Section 630 of the New York Business Corporation Law or (ii) attributable to acts of the Purchaser) and will be free and clear of all Liens. The issuance and delivery of the Common Note Shares is not subject to any preemptive right of shareholders of the Company that has not been waived or to any right of first refusal or other right in favor of any person that has not been waived.

         SECTION 2.3. VALIDITY. This Agreement has been duly executed and delivered by the Company and this Agreement and each of the other Transaction Documents, when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforcement of any of such Transaction Documents may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by equitable principles.

         SECTION 2.4. AUTHORIZED CAPITAL STOCK. As of the date hereof, the authorized capital stock of the Company consists of 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share ("PREFERRED STOCK"), of which 170,000 shares have been designated Series A Senior Redeemable Preferred Stock, 1,620,700 shares have been designated Series B Convertible Preferred Stock and 1,650,000 have been designated Series C Convertible Preferred Stock. As of the date hereof and immediately prior to the Closing, 76,371,375 shares of Common Stock (exclusive of shares of Common Stock (the "ADDITIONAL OPTION SHARES") issued upon exercise of options that are outstanding as of the date hereof or are issued after the date hereof pursuant to the Company's Amended and Restated 1998 Stock Option Plan (the "1998 PLAN")), 99,804.2276 shares Series A Preferred Stock, and 1,077,026


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shares of Series B Preferred Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof (other than such liability, if any, as may be (i) imposed by Section 630 of the New York Business Corporation Law or (ii) attributable to acts of the Purchaser) and no shares of Series C Preferred Stock will have been issued. The Company has reserved 21,303,000 shares of Common Stock for issuance pursuant to the 1998 Plan of which 15,014,883 shares (plus such shares as are subject to options issued under the 1998 Plan between the date of this Agreement and the Closing Date) will be subject to outstanding unexercised options immediately prior to the Closing. The shareholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each as of the date hereof, are as set forth in the attached Schedule III. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached
Schedule III, as of the date hereof and immediately prior to the Closing, (i) no person (other than a person receiving capital stock of the Company in accordance with the procedures set forth in the Amended and Restated Shareholders Agreement of the Company dated as of May 13, 1999 (the "EXISTING SHAREHOLDERS AGREEMENT")) owns or will own of record any share of Common Stock (except for Additional Option Shares) or Preferred Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company (other than stock options issued after the date hereof pursuant to the 1998 Plan) is or will be authorized or outstanding and (iii) except for options that the Company has committed to issue to employees pursuant to the 1998 Plan that have not yet been issued, there is or will be no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its securities any evidence of indebtedness or asset.
Except as set forth in this Agreement, in the attached Schedule III or in the Charter, the Company will have no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for this Agreement, the Existing Shareholders Agreement and the stock option agreements between the Company and each option holder of the Company, to the best of the Company's knowledge there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

         SECTION 2.5. FINANCIAL STATEMENTS. The Company has furnished to the Purchaser (i) the audited consolidated balance sheets of the Company and its subsidiaries as of December 31, 1996, 1997 and 1998 and the related audited consolidated statements of income, shareholders' equity and cash flows of the Company and its subsidiaries for the years ended December 31,


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1996, 1997 and 1998 and (ii) the unaudited consolidated balance sheets of the
Company and its subsidiaries as of September 30, 1999 and the related unaudited consolidated statements of income, shareholders' equity and cash flows of the Company and its subsidiaries for the nine-month period ended September 30, 1999. The unaudited consolidated balance sheet of the Company and its subsidiaries as of September 30, 1999 is referred to herein as the "BALANCE SHEET" and, together with the related unaudited consolidated statements of income, shareholders' equity and cash flows of the Company and its subsidiaries for the nine months then ended, as the "SEPTEMBER 30 STATEMENTS". (Complete copies of the September 30 Statements are attached hereto as Exhibit G.) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and its subsidiaries as of their respective dates, and the consolidated results of their operations and cash flows for the periods then ended. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company and its subsidiaries (on a consolidated basis) from that reflected in the September 30 Statements except for changes in the ordinary course of business which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (ii) there has not otherwise occurred any Material Adverse Effect.

         SECTION 2.6. EVENTS SUBSEQUENT TO THE DATE OF THE BALANCE SHEET. Since the date of the Balance Sheet, the Company has not (i) issued any stock, bond or other corporate security (other than stock options issued pursuant to the 1998 Plan and shares of Common Stock issued upon exercise of such options), (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to shareholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to Lien any of its assets, tangible or intangible, other than Liens of current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations of the Company and its subsidiaries, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim,
(vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of, or waived, any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

         SECTION 2.7. LITIGATION; COMPLIANCE WITH LAW. There is no (i) action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against or


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affecting the Company, at law or in equity, before by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and, to the Company's knowledge, there is no basis for any of the foregoing. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending, threatened or contemplated against others. The Company has complied in all material respects with all material laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services. The Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and the Company has been operating its business pursuant to and in material compliance with the terms of all such permits, licenses and other authorizations. There is no existing law, rule, regulation or order, whether Federal, state, county or local, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or, to the Company's knowledge, in which it proposes to conduct business.

         SECTION 2.8. PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed or, to the Company's knowledge, has reason to claim that any person employed by or affiliated with the Company has, in connection with such person's employment or affiliation with the Company, (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees in violation of any contractual obligation of such person to such third party. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company. To the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.


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         SECTION 2.9. PATENTS, TRADEMARKS, ETC. (a) Set forth in Schedule I is a list and brief description, as of the date hereof, of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right.

          (b) The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "INTELLECTUAL PROPERTY") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and to the Company's knowledge there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the Company's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). The Company has not granted or assigned to any other person or entity any right to provide the services of the Company.

         SECTION 2.10. TITLE TO PROPERTIES. The Company and its subsidiaries have good, clear and marketable title to their respective properties and assets reflected on the Balance Sheet or acquired by them since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of Liens (including without limitation, easements and licenses), except for Liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations of the Company and its subsidiaries, including without limitation, the ability of the Company and its subsidiaries to secure financing using such properties and assets as collateral. To the Company's knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Company's and its subsidiaries' properties and assets for their respective intended uses and purposes, or the value of such properties, and neither the Company nor any subsidiary has received notice of any special assessment proceedings which would affect such properties and assets.

         SECTION 2.11. LEASEHOLD INTERESTS. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any material default of the Company thereunder and, to the best of the Company's knowledge, without any material default thereunder of any other party thereto. No event has occurred which, with due notice or lapse of time or both,


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would constitute a material default or event of default by the Company under any such lease or agreement or, to the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

         SECTION 2.12. INSURANCE. The Company holds valid policies covering insurance reasonably deemed by the Company to comply with Section 5.3.

         SECTION 2.13. TAXES. The Company has filed all tax returns required to be filed by it (which returns are accurate and complete in all material respects), and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including, without limitation, all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable. Except as set forth in Schedule I, all material tax elections of any type which the Company has made as of the date hereof are set forth in the financial statements referred to in Section 2.5. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency or assessment with respect to, or proposed adjustment of, the Company's Federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

         SECTION 2.14. OTHER AGREEMENTS. The Company is not a party to or otherwise bound by any contractual obligation, written or oral, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as set forth in the attached Schedule IV, as of the date hereof, the Company is not a party to or otherwise bound by any written or oral:

          (a) consulting agreement or agreement with a client or customer;

          (b) agreement with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

          (c) agreement with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms upon the occurrence of a failure by the Company to meet its obligations under the agreement when due or the occurrence of any other event;

          (d) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;


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          (e) agreement for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis;

          (f) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans which are not self-insured and are applicable to employees generally);

          (g) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a Lien on, any asset of the Company;

          (h) guaranty of any obligation for borrowed money or otherwise;

          (i) voting trust or agreement, shareholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company, other than this Agreement;

          (j) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor (except for lease agreements under which the Company is the lessee and which are not, individually or in the aggregate, material to the business of the Company);

          (k) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities, other than the Charter;

          (l) assignment, license or other agreement with respect to any form of intangible property, including Intellectual Property;

          (m) agreement under which it has granted any person any registration rights;

          (n) agreement under which it has limited or restricted its right to compete with any person in any respect;

          (o) other agreement or group of related agreements with the same party involving more than $50,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company without penalty upon notice of 30 days or less; or

          (p) other agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "COMMISSION") as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act of 1933, as amended (the "SECURITIES ACT").

The Company, and to the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any agreement, instrument, commitment, plan or arrangement to which the Company is a party or by which it or its property is bound. The Company has no present expectation or intention of not fully performing all its obligations under each such agreement, instrument, commitment, plan or arrangement, and the Company has no knowledge of any breach or anticipated breach by the other party to any agreement, instrument, commitment, plan or arrangement to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Restated Certificate of Incorporation and Bylaws.

         SECTION 2.15. LOANS AND ADVANCES. As of the date hereof, the Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

         SECTION 2.16. ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. As of the date hereof, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any outstanding indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         SECTION 2.17. SIGNIFICANT CLIENTS AND SUPPLIERS. As of the date hereof, no client which accounted for five percent or more of the Company's revenues during the period covered by the financial statements referred to in Section 2.5, or which has been significant to the Company thereafter, has terminated, materially reduced or, to the Company's knowledge, threatened to terminate or materially reduce its purchases from the Company, as the case may be. Schedule V sets forth each client which accounted for five percent or more of the Company's revenues during the periods covered by the financial statements referred to in
Section 2.5, or which has been significant to the Company thereafter and the approximate total amount of revenues generated by such client during such periods.

         SECTION 2.18. GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Article 3, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of the

Transaction Documents and the issuance, sale and delivery of the Convertible Notes other than (i) any required filings pursuant to state securities laws (all of which filings will have been made by the Company prior to or at the Closing, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Convertible Notes and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws and (iii) filing with the Secretary of State of the State of New York of the Charter Amendment, in the form attached as Exhibit E, fixing and determining the terms of the Series C Preferred Stock.

         SECTION 2.19. DISCLOSURE. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. There is no fact which the Company has not disclosed to the Purchaser or its counsel and which is known to the Company (other than facts known to the general public or generally known in the Company's industry) which materially and adversely affects or is reasonably likely to materially and adversely affect the business, financial condition, operations or property of the Company or any of its subsidiaries. The Company has supplied the Purchaser with all written information reasonably requested by it.

         SECTION 2.20. OFFERING OF THE CONVERTIBLE NOTES. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Convertible Notes or any security of the Company similar to the Convertible Notes has offered the Convertible Notes or any such similar security for sale to, or solicited any offer to buy the Convertible Notes or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action, in either case so as to subject the offering, issuance or sale of the Convertible Notes to the registration provisions of the Securities Act.

         SECTION 2.21. BROKERS. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         SECTION 2.22. OFFICERS. Set forth in Schedule I is a list of the names of the titled officers of the Company as of the date hereof, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company and its subsidiaries in 1999.

         SECTION 2.23. TRANSACTIONS WITH AFFILIATES. No director, officer, employee or shareholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than five percent of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

         SECTION 2.24. EMPLOYEES. No employee has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes.

         SECTION 2.25. ENVIRONMENTAL PROTECTION. The Company has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. The Company, the operation of its business, and any real property that the Company owns or, to the knowledge of the Company, leases or otherwise occupies or uses (the "PREMISES") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person relating to a violation of applicable Environmental Laws and arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. The Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required to be obtained by it by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in material compliance with all such permits, licenses and approvals. The Company has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, and, to the best of the Company's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "ENVIRONMENTAL LAWS" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, ET SEQ., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, ET SEQ., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, ET SEQ. For purposes of this Agreement, the term "HAZARDOUS SUBSTANCES" shall include oil and petroleum, products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

         SECTION 2.26. ERISA. (a) Schedule I lists each Employee Plan that covers any employee of the Company, copies or descriptions of all of which have previously been made available or furnished to the Purchaser. With respect to each Employee Plan, the Company has provided the most recently filed Form 5500 (if any such report was required) and an accurate summary description of such plan.

          (b) Schedule I also includes a list of each Benefit Arrangement of the Company, copies or descriptions of all of which have been made available or furnished previously to the Purchaser.

          (c) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. The Company and its affiliates have not incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

          (d) None of the Employee Plans or other arrangements listed on
Schedule I covers any non-United States employee or former employee of the Company.

          (e) No "prohibited transaction", as defined in Section 406 of ERISA or
Section 4975 of the Code, has occurred with respect to any Employee Plan.

          (f) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to the Purchaser copies of the most recent Internal Revenue Service determination letters with respect to each such plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan, except for violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (g) Each Employee Plan and each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan and Benefit Arrangement, except for violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (h) Except as disclosed in writing to the Purchaser prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

          (i) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

          (j) No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

          (k) With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

          (l) No employee of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

          (m) The Company does not have, nor is it reasonably expected to have, any liability under Title IV of ERISA.

         SECTION 2.27. QUESTIONABLE PAYMENTS. Neither the Company nor any subsidiary, nor, to the Company's knowledge, any of the Company's or any subsidiary's current or former shareholders, directors, officers, agents, employees or other persons associated with or active on behalf of the Company or any subsidiary, has on behalf of the Company or any subsidiary or in connection with their business (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity;
(b) made any direct or indirect unlawful payments to foreign or domestic government officials or employees from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder; (d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (e) made any false or fictitious entries on the books and records of the Company; or (f) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

         SECTION 2.28. FEDERAL RESERVE REGULATIONS. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Convertible Notes will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

         SECTION 2.29. NO UNDISCLOSED LIABILITIES. There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          (a)   liabilities provided for in the Balance Sheet;

          (b) undisclosed liabilities which, individually or in the aggregate, are not material to the Company; and

          (c) liabilities incurred subsequent to the date of the Balance Sheet in the ordinary course of business that would not reasonably be expected to cause a Material Adverse Effect.

         SECTION 2.30. NO CRIMINAL PROCEEDINGS. There are no pending actions, charges, indictments, information, or investigations of the Company or, to the Company's knowledge, of its agents, officers or employees, whether pending or threatened, which involve allegations of criminal violations by the Company or its agents, officers or employees of the Company of any Federal, state, or local statute, law, or ordinance.

         SECTION 2.31. YEAR 2000. To the knowledge of the Company, all of the software and Hardware (as defined below) developed or obtained by the Company for its customers, and all of the software and Hardware owned, used, or licensed by the Company, are Year 2000 Compliant (as defined below). "Year 2000 Compliant" shall mean that the software and Hardware will correctly calculate, compare, sort, extract, sequence, store, and otherwise process date related information and associated date calculations, without creating any logical or mathematical inconsistencies, or loss or degradation of functionality or performance for dates before, during and after the year 2000. "Hardware" shall mean any piece of equipment used in or for the operation of the Company or obtained by the Company for its customers, as the case may be, including, without limitation, any computer or communications system and network.

         SECTION 2.32. INVESTMENT COMPANY. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                    ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

           The Purchaser represents and warrants to the Company as of the date hereof that:

         SECTION 3.1. ORGANIZATION. The Purchaser is organized and in good standing under the laws of the State of California and the principal executive office of the Purchaser is located in the State of California.

         SECTION 3.2. POWER AND AUTHORIZATION. The execution, delivery and performance by the Purchaser of the Transaction Documents are within the powers of the Purchaser and have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and this Agreement and each of the Transaction Documents, when executed and delivered in accordance with this Agreement, will constitute a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as the enforcement of any of such Transaction Documents may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by equitable principles.

         SECTION 3.3.  PURCHASE FOR INVESTMENT.

                  (a) The Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Convertible Notes;

                  (b) The Purchaser has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development and other relevant factors so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

                  (c) The Purchaser has had an opportunity to discuss the terms of the offering and sale of the Convertible Notes and the Company's business, management and financial affairs with the Company's management and to obtain any additional information regarding the foregoing which the Company possesses or can acquire without unreasonable effort or expense;

                  (d) The Convertible Notes are being acquired for the Purchaser's own account and not with a view to, or the intention of, any distribution in violation of the Securities Act or any applicable state securities laws;

                  (e) The Purchaser understands that (i) neither the Convertible Notes nor the Note Shares have been registered under the Securities Act by reason of the issuance of the Convertible Notes in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Convertible Notes and the Note Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Convertible Notes and the Note Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect. Subject to the foregoing and to the terms of the Shareholders Agreement, the Purchaser may at any time after the Closing, or from time to time thereafter, distribute any or all of its Convertible Notes or the Note Shares to a Permitted Transferee (as defined in the Shareholders Agreement).

                                    ARTICLE 4

                          CONDITIONS TO THE OBLIGATIONS

         SECTION 4.1. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. (a) The obligation of the Purchaser to purchase and pay for the Convertible Notes is subject to the satisfaction, on or before the date of the Closing, of the following conditions:

                 (i) OPINION OF COMPANY'S COUNSEL. The Purchaser shall have received from Roberts, Sheridan & Kotel, a Professional Corporation, counsel for the Company, an opinion dated the date of the Closing, in form and scope satisfactory to the Purchaser and its counsel, to the effect that:

                           (A) The Company is a corporation duly incorporated,
                  validly existing and subsisting under the laws of its jurisdiction of incorporation, except that such counsel shall not be required to express any opinion with respect to the Company's failure to file a General Corporate Business Franchise Tax Return in New York with respect to its 1993 tax year. Based solely on a review of good standing certificates by such counsel, the Company is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which, to the knowledge of such counsel, it is required to be so qualified, except that such counsel shall not be required to express any opinion with respect to the absence of qualification in Illinois, Georgia, California or Texas. To the knowledge of such counsel, Schedule II to this Agreement contains a complete list of all subsidiaries of the Company and each of such subsidiaries is wholly-owned, directly or indirectly, by the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted. The Company has the corporate power and authority to execute, deliver and perform the Transaction Documents and to issue and deliver the Note Shares in accordance with the terms of the Convertible Notes and the Charter.

                           (B) The Transaction Documents have been duly
                  authorized, executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally and to general principles of equity, regardless of whether enforcement is sought in equity or at law), except that such counsel need not express any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

                           (C) The execution and delivery by the Company of the
                  Transaction Documents, the performance by the Company of its obligations thereunder and the issuance, sale and delivery of the Convertible Notes, will not violate any provision of federal or New York law, the Charter or By-laws of the Company, any order of any court or other agency of government known to such counsel or any material indenture, agreement or other instrument, identified to such counsel in an officer's certificate provided by the Company, to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its subsidiaries pursuant to any such indenture, agreement or other instrument. In rendering the foregoing opinion, such counsel may assume full disclosure to the Purchaser of all material facts and may rely, as to factual matters, on the representations of the Purchaser and the Company contained in the Transaction Documents and, with respect to performance by the Company of its obligations under the Registration Rights Agreement, may assume compliance by the Company at such time with the registration requirements of the Securities Act and with applicable state securities laws and may disclaim any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

                           (D) The authorized capital stock of the Company
                  consists of (a) 5,000,000 shares of Preferred Stock, of which 170,000 shares have been designated Series A Preferred Stock, 1,620,700 have been designated Series B Preferred Stock and 1,650,000 have been designated Series C Preferred Stock and
                  (b) 150,000,000 shares of Common Stock. Immediately prior to the Closing, based solely on a review of the Company's stock transfer ledger, 76,371,375 shares of Common Stock (exclusive of Additional Option Shares), 99,804.2276 shares of Series A Preferred Stock, 1,077,026 shares of Series B Preferred Stock and no shares of Series C Preferred Stock will have been issued. The Company has reserved 21,303,000 shares of Common Stock for issuance pursuant to the 1998 Plan of which, to such counsel's knowledge, 15,014,883 shares (adjusted for the issuance of options after the date of this Agreement) are subject to outstanding unexercised options. To such counsel's knowledge, immediately prior to the Closing, the shareholders of record and holders of record of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, will be as set forth in Schedule III (subject to adjustment for the issuance and exercise of employee stock options between the date hereof and the date of the Closing and for transfers in accordance with the Existing Shareholders Agreement). The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of authorized capital stock of the Company are as set forth in the Charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws (subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally and to general principles of equity, regardless of whether enforcement is sought in equity or at law). Except as set forth in Schedule III and except for the Convertible Notes and employee stock options issued after the date hereof, to the knowledge of such counsel, immediately prior to the Closing no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or acquire equity securities of the Company will be authorized or outstanding and there will be no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in Schedule III or as provided for in this Agreement and in the Charter, to the knowledge of such counsel the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for this Agreement, the Existing Shareholders Agreement and the stock option agreements between the Company and each optionholder of the Company, to such counsel's knowledge there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto).

                           (E) The issuance and delivery of the Note Shares have
                  been duly authorized by all required corporate action and, when delivered against the purchase price therefore, said shares will have been validly issued, and will be fully paid and nonassessable with no personal liability attaching to the ownership thereof (other than such liability, if any, as may be (i) imposed by Section 630 of the New York Business Corporation law or (ii) attributable to acts of the Purchaser) and, to the knowledge of such counsel, will be free and clear of all Liens. Such counsel will not be required to express any opinion with respect to veil piercing or comparable bases of liability. Neither the issuance, sale nor delivery of the Note Shares is subject to any preemptive right of shareholders of the Company arising under law or the Charter or By-laws of the Company, each as amended, that has not been waived or, to the knowledge of such counsel, to any contractual right of first refusal or other right in favor of any person.

                           (F) Except as described in Schedule I, to the
                  knowledge of such counsel, there is no (a) action, suit, claim, proceeding or investigation pending or threatened by or against the Company or any of its subsidiaries, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to the Company or any of its subsidiaries pending under collective bargaining agreements or (c) governmental inquiry pending or threatened against the Company or any of its subsidiaries

                  (including, without limitation, any inquiry as to the qualification of the Company or any of its subsidiaries to hold or receive any license or permit). To the knowledge of such counsel, neither the Company nor any of its subsidiaries is in default with respect to any order, writ, injunction or decree known to such counsel of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                           (G) Assuming the accuracy of the representations and
                  warranties of the Purchaser set forth in Article 3, no registration or filing with, and no consent or approval of, or other action by any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of the Transaction Documents, the issuance, sale and delivery of the Convertible Notes or the issuance and delivery of the Note Shares under the circumstances contemplated by the Transaction Documents and the Charter other than filings pursuant to New York securities laws (all of which filings, other than those which are permitted to be made after the Closing, have been made by the Company). In rendering the foregoing opinion with respect to performance by the Company of its obligations under the Registration Rights Agreement, such counsel may assume compliance by the Company at such time with the registration requirements of the Securities Act and with applicable state securities laws and may disclaim any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

                           (H) To such counsel's knowledge, all of the
                  Convertible Notes to be issued to the Purchaser will be issued in compliance with the registration requirements of the Securities Act and all applicable New York securities laws.

                           (I) Other than approvals or consents which have been
                  obtained in accordance with all applicable laws and agreements, no approval or consent of or from any holder of indebtedness of which such counsel has knowledge or any security of the Company of which such counsel has knowledge is required by law or by the Certificate of Incorporation or Bylaws, or by any indenture, agreement or other instrument, identified to such counsel in an officer's certificate provided by the Company, to which the Company or any subsidiary is a party or by which its property is bound in connection with the issuance and delivery of the Convertible Notes or the Note Shares and the performance of the Company's obligations under the Transaction Documents.

                 (ii) REPRESENTATIONS AND WARRANTIES TO BE TRUE. The representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5 (other than clause (i) of than the last sentence thereof and, to the extent any Material Adverse Effect is attributable to activities in furtherance of the Company's expansion of its business operations or its financing activities with Brown Brothers Harriman, clause (ii) of such sentence), 2.6 (but only to the extent any failure of the representations and warranties contained in such section to be true on and as of the Closing Date shall have a Material Adverse Effect that is not attributable to activities in furtherance of the Company's expansion of its business operations or its financing activities with Brown Brothers Harriman),
         2.7 (but only to the extent any failure of the representations and warranties contained in such section to be true on and as of the Closing Date shall have a Material Adverse Effect that is not attributable to activities in furtherance of the Company's expansion of its business operations or its financing activities with Brown Brothers Harriman), 2.18, 2.21and 2.31 that are qualified as to materiality shall be true and correct and the representations and warranties in such sections that are not so qualified shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that such representations and warranties are made as of an earlier date), and the President and Treasurer of the Company shall have certified to such effect to the Purchaser in writing.

                (iii) PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the date of the Closing, and the President and Treasurer of the Company shall have certified to the Purchaser in writing to such effect.

                 (iv) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and their counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

                  (v) SUPPORTING DOCUMENTS. The Purchaser and its counsel shall have received copies of the following documents:

                           (A) (a) the Charter, certified as of a recent date by
                  the Secretary of State of the State of New York, (b) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all franchise taxes by the Company and listing all documents of the Company on file with said Secretary and (c) a certificate of the Secretary of State of the jurisdiction of incorporation of each of the Company's subsidiaries dated as of a recent date as to the due incorporation and good standing of such subsidiary;

                           (B) a certificate of the Secretary or an Assistant
                  Secretary of the Company dated the date of the Closing and certifying: (a) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the shareholders of the

                  Company authorizing the execution, delivery and performance of the Transaction Documents and the issuance, sale and delivery of the Convertible Notes, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (c) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (A)(b) above; and
                  (d) to the incumbency and specimen signature of each officer of the Company executing any of the Transaction Documents or any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (B); and

                           (C) such additional supporting documents and other
                  information with respect to the operations and affairs of the Company as the Purchaser or its counsel reasonably may request.

                 (vi) TRANSACTION DOCUMENTS. Each of the parties to each Transaction Document (other than this Agreement), other than the Purchaser, shall have executed and delivered such Transaction Document and, assuming due execution and delivery of such Transaction Document by the Purchaser, if applicable, such Transaction Document shall be in full force and effect.

                (vii) CERTAIN EMPLOYMENT ARRANGEMENTS. Each employee of the Company whose employment commenced at least 10 business days prior to the Closing Date shall have entered into an Employee Non-Solicitation and Non-Disclosure Agreement in the form attached as Exhibit F and each employee of Company who has been granted any stock options shall have entered into a stock option agreement in the form attached as Annex B to the Shareholders Agreement and each such agreement shall be in full force and effect.

               (viii) CHARTER. The Charter Amendment shall have been duly filed with the Secretary of State of the State of New York and become effective and the Charter shall read in its entirety as set forth in Exhibit E. The Bylaws shall have been duly authorized and adopted in form and substance as set forth in Exhibit H attached hereto, shall be in full force and effect under the laws of New York as of the Closing and shall not have been further amended or modified.

                 (ix) WAIVERS AND CONSENTS. All shareholders of the Company having any preemptive, first refusal or other rights with respect to the issuance of the Convertible Notes or the Note Shares shall have irrevocably waived the same in writing. The Company shall have obtained all other material consents and waivers necessary or advisable to execute and deliver the Transaction Documents and issue and deliver the Convertible Notes and the Note Shares and all such consents and waivers shall be in full force and effect.

                  (x) FEES OF PURCHASER'S COUNSEL. The Company shall have paid in accordance with Section 6.1 the reasonable fees and disbursements of Purchaser's counsel (not in excess of $20,000) invoiced at or after the Closing.

         All such documents shall be satisfactory in form and substance to the Purchaser and its counsel.

         SECTION 4.2. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to issue and deliver the Convertible Notes being purchased by the Purchaser at the Closing is subject to the satisfaction, on or before the date of the Closing, of the following conditions:

                  (i) REPRESENTATIONS AND WARRANTIES TO BE TRUE. The representations and warranties contained in Article 3 shall be true on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of such date; and the Purchaser shall have certified to such effect to the Company in writing.

                 (ii) CHARTER. The Charter Amendment shall have been duly filed with the Secretary of State of the State of New York and become effective and the Charter shall read in its entirety as set forth in Exhibit E.

                                    ARTICLE 5

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with the Purchaser that:

         SECTION 5.1. FINANCIAL STATEMENTS, REPORTS, ETC. The Company shall furnish to the Purchaser:

          (a) within 90 days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and audited by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company or the Audit Committee thereof;

          (b) within 20 days after the end of each month in each fiscal year (other than the last month in each fiscal year) a profit and loss statement and sales report for such month certified by the Chief Financial Officer (or if there is none, the President) of the Company;

          (c) within 45 days after the end of each quarter in each fiscal year (other than the last quarter in each fiscal year) a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, shareholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer (or if there is none, the President) of the Company, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income, shareholders' equity and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for the prior fiscal year;

          (d) at the time of delivery of each annual financial statement pursuant to Section 5.1(a), a certificate executed by the Chief Financial Officer (or if there is none, the President) of the Company stating that such officer has caused this Agreement and the Series B Preferred Stock to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Series B Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof;

          (e) at the time of delivery of each quarterly statement pursuant to
Section 5.1(c), a management narrative report explaining all significant variances from forecasts and all significant current developments related to executive hiring and geographic expansion;

          (f) prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any material revisions to any of the foregoing;

          (g) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

          (h) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Sections 2.7 and 2.30 that could materially adversely affect the Company or any of its subsidiaries, if any;

          (i) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its shareholders or files with the Commission; and

          (j) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as the Purchaser reasonably may request, PROVIDED, that the Company shall not be required to disclose to the Purchaser pursuant to this Section 5.1, or otherwise pursuant to this Agreement, any information which is the property of a third party and with respect to which the Company or any of its subsidiaries is under an obligation of confidentiality ("PROTECTED THIRD PARTY INFORMATION").

         SECTION 5.2. CORPORATE EXISTENCE. The Company shall maintain and, except as otherwise permitted by Section 5.10, cause each of its subsidiaries to maintain, their respective corporate existence, rights and franchises in full force and effect.

         SECTION 5.3. PROPERTIES, BUSINESS, INSURANCE. The Company shall maintain and cause each of its subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient.

         SECTION 5.4. INSPECTION, CONSULTATION AND ADVICE. The Company shall permit and cause the of its subsidiaries to permit the Purchaser and such persons as it may designate, at the Purchaser's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Purchaser and such designees such affairs, finances and accounts), all at reasonable times and upon reasonable notice.

         SECTION 5.5. CONFIDENTIALITY AGREEMENT. The Purchaser shall use its best efforts to ensure that any information which is delivered by the Company to the Purchaser pursuant to Section 5.1 or 5.4 will be kept confidential, not be copied except for internal use, and be used solely to monitor and protect the Purchaser's investment in the Convertible Notes; PROVIDED, that the foregoing obligation shall not prohibit any the Purchaser from divulging any information, whether or not confidential, (i) to the extent required, to any regulatory authority having jurisdiction over the Purchaser, (ii) if the Purchaser is compelled to do so by any judicial or administrative process or by other requirements of law, after giving the Company notice and an opportunity to oppose such disclosure or to seek confidential treatment in connection therewith, in each case to the extent reasonably practicable or (iii) except for
(x) Protected Third Party Information or (y) in the case of any prospective purchaser that is an actual or potential competitor of the Company, proprietary or technical information of the Company or any of its subsidiaries, or information the disclosure of which could reasonable be expected to result in a competitive disadvantage to the Company or any of its subsidiaries, to any prospective purchaser of Convertible Notes from the Purchaser in a transaction exempt from the registration requirements of the Securities Act and not effected through the facilities of a securities exchange or quotation system so long as such prospective purchaser agrees to be bound by the confidentiality provisions contained herein; and PROVIDED, FURTHER, that the foregoing obligation shall remain in effect as to any confidential information except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by the Purchaser, (ii) in the public domain through no fault of the Purchaser, (iii) later lawfully acquired by the Purchaser from sources other than the Company or any subsidiary other than information known by the Purchaser to be acquired in violation of an existing confidentiality agreement or (iv) independently developed by the Purchaser. The obligation of the Purchaser to hold any confidential information in confidence shall be satisfied if the Purchaser exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information.

         SECTION 5.6. RESTRICTIVE AGREEMENTS PROHIBITED. Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of any of the Transaction Documents, or the Charter as it may be amended from time to time.

         SECTION 5.7. TRANSACTIONS WITH AFFILIATES. Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than five percent of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than five percent of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

         SECTION 5.8. BY-LAWS. The Company shall at all times maintain provisions in its By-laws and/or Charter indemnifying all directors against liability and absolving all directors from liability to the Company and its shareholders to the maximum extent permitted under the laws of the State of New York.

         SECTION 5.9. EMPLOYEE NON-SOLICITATION AND NON-DISCLOSURE AGREEMENTS. The Company shall use commercially reasonable efforts to obtain, and shall cause its subsidiaries to use commercially reasonable efforts to obtain, an Employee Non-Solicitation and Non-Disclosure Agreement in substantially the form of Exhibit F and a Noncompetition Agreement in substantially the form of Exhibit I from all future officers and key employees of the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries.

         SECTION 5.10. ACTIVITIES OF SUBSIDIARIES. Except as approved by at least 70% of the members of the entire Board of Directors, the Company will not
(a) organize or acquire any entity that is a subsidiary unless such subsidiary is wholly-owned (directly or indirectly) by the Company; (b) permit any subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other subsidiary, (ii) merge into or sell or transfer assets to the Company or (iii) subject its assets to the lien of, and the potential exercise of remedies contained in, an Approved Third Party Credit Agreement (as defined in the Charter); (c) sell or otherwise transfer any shares of capital stock of any subsidiary, except to the Company or another subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary, except to the Company or another subsidiary; or (d) permit any subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another subsidiary.

         SECTION 5.11. COMPLIANCE WITH LAWS. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

         SECTION 5.12. KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all reserves required by generally accepted accounting principles for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         SECTION 5.13. CHANGE IN NATURE OF BUSINESS. The Company shall not make, or permit any subsidiary to make, any material change in the nature of its business as it is conducted on the date hereof.

         SECTION 5.14. RULE 144A INFORMATION. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of the Purchaser or a prospective buyer of Convertible Notes from the Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("RULE 144A INFORMATION"). The Company also shall, upon the written request of the Purchaser, cooperate with and assist the Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Convertible Notes for trading through PORTAL. The Company's obligations under this Section shall at all times be contingent upon the Purchaser's obtaining from the prospective buyer of Convertible Notes a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Convertible Notes.

         SECTION 5.15. TERMINATION OF COVENANTS. (a) The covenants set forth in Sections 5.1(a) through 5.1(d), 5.1(i) and 5.14 shall terminate and be of no further force or effect when the Purchaser no longer beneficially owns any shares of capital stock or rights to acquire capital stock of the Company.

         (b) All of the other covenants set forth in this Article 5 shall terminate and be of no further force or effect upon the earlier to occur of (i) the Purchaser having sold or otherwise disposed of more than 75% of the number of shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by it (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like) immediately following the Closing or (ii) the completion of an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form in which at least $20 million of gross proceeds are received by the Company; PROVIDED that the covenant set forth in Section 5.5 shall terminate and be of no further force or effect on the third anniversary of the termination of all other covenants in this Article 5 as provided in this sentence.

                                    ARTICLE 6

                                  MISCELLANEOUS

         SECTION 6.1. EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated by the Transaction Documents, whether or not such transactions shall be consummated; PROVIDED that the Company shall pay up to $20,000 of the reasonable fees and disbursements of the Purchaser's special counsel, Brobeck, Phleger & Harrison LLP, in connection with such transactions and any subsequent amendment, waiver, consent or enforcement thereof, but only if the Closing is consummated.

         SECTION 6.2. SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made in any of the Transaction Documents or any certificate or instrument delivered to the Purchaser pursuant to or in connection with any of the Transaction Documents, shall survive the execution and delivery of all of the Transaction Documents, the issuance, sale and delivery of the Convertible Notes, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

         SECTION 6.3. BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         SECTION 6.4. STAMP TAX. The Company will pay all federal or New York stamp and other taxes, if any, which may be payable in respect of the sale of the Convertible Notes to the Purchaser and the issuance thereof to the Purchaser, and will save the Purchaser harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax.

         SECTION 6.5. PARTIES IN INTEREST. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by any party without the consent of the other parties hereto; PROVIDED that (i) all representations, covenants and agreements benefiting the Purchaser (other than Sections 5.1(e) through 5.1(h), 5.1(j), 5.4 and 6.1, which shall be transferable only to a Permitted Transferee (as defined in the Shareholders Agreement) of a Purchaser), shall inure to the benefit of any and all subsequent holders from time to time of the Convertible Notes to whom the Purchaser shall have executed a written assignment of its rights with respect to such representations, covenants and agreements, which subsequent holders shall, subject to clause (iii) below, collectively be deemed to be the "Purchaser" for the purposes of this Agreement; (ii) the Purchaser may not transfer its rights under Sections 5.1(a) through 5.1(d) and 5.1(i) to more than one person (who shall be the sole holder of such rights) and (iii) a person to whom such assignment is made who is not a Permitted Transferee shall not constitute the "Purchaser" for purposes of Section 5.15 hereof with respect to the time at which any obligation of the Company shall terminate. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 6.6. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier, addressed as follows:

          (a) if to the Company, at 545 Fifth Avenue, 14th Floor, New York, New York, 10017, Attention: Rami Musallam, President, telecopier number (917) 542-5525, with a copy to Kenneth G. Alberstadt, Esq., Roberts, Sheridan & Kotel, a Professional Corporation, 12 East 49th Street, 30th Floor, New York, New York 10017, telecopier number (212) 299-8686; and

          (b) if to the Purchaser, at the address of the Purchaser set forth on the signature pages hereof, with a copy to Therese A. Mrozek, Esq., Brobeck, Phleger & Harrison, LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303-0913, telecopier number (650) 496-2885;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         SECTION 6.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

         SECTION 6.8. ENTIRE AGREEMENT. The Transaction Documents constitute the entire agreement and understanding between the parties hereto and thereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth or referred to herein or therein; PROVIDED that all Schedules and Exhibits hereto are hereby incorporated herein by reference. The Transaction Documents supersede all prior agreements and understandings between the parties hereto and thereto with respect to the subject matter hereof and thereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Transaction Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of the Transaction Documents. The Series B Convertible Preferred Stock Purchase Agreement dated as of May 13, 1999 between the Company and Cisco and any rights and remedies of the parties thereunder shall terminate upon the Closing.

         SECTION 6.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 6.10. WAIVERS; AMENDMENTS. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the parties hereto or, in the case of a waiver, by the party or parties against whom the waiver is to be effective.

         SECTION 6.11. SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         SECTION 6.12. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

         SECTION 6.13. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a) "AFFILIATE" means with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For the purposes of this definition, the term "CONTROL" (including its correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

          (b) "BENEFIT ARRANGEMENT" means each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or postretirement insurance, compensation or benefits which (i) is not an Employee Plan and (ii) covers any employee or former employee of the Company.

           (c) "BENEFICIAL OWNER" has the meaning ascribed to such term pursuant to Rule 13d-3 under the Exchange Act.

          (d) "EMPLOYEE PLAN" means each "EMPLOYEE BENEFIT PLAN," as such term is defined in Section 3(3) of ERISA, that (A)(i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company, or (B)(i) is subject to any provision of Title IV of ERISA and (ii) is maintained or contributed to by any of the Company's ERISA Affiliates.

          (e) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (f) "ERISA AFFILIATE" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

          (g) information "KNOWN" by any entity means that the individuals associated with such entity who, in the ordinary course of carrying their employment function, would be expected to acquire such information have in fact acquired such information and are consciously aware of the same.

          (h) "MULTIEMPLOYER PLAN" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

          (i) "PERSON" means an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

          (j) "SUBSIDIARY" means, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

         SECTION 6.14. INDEMNIFICATION. The Company shall indemnify and hold harmless each holder of Convertible Notes against and from any losses, claims, expenses, damages or liabilities, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise


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


out of or are based upon (i) the falsity or incorrectness of any representation or warranty of the Company contained in or made pursuant to Article 2 hereof or
(ii) the existence of any condition, event or fact constituting, or which with notice or passage of time, or both, would constitute a default in the observance of any of the Company's undertakings or covenants hereunder, under the other Transaction Documents, or pursuant to the Charter. The Company shall also pay all attorney's and accountant's fees and costs and court costs incurred by any holder of Convertible Notes in enforcing the indemnification provided for in this Section (provided, however, that where more than one person is requesting the indemnification provided for in this Section, the Company shall only be obligated to attorney's fees of one counsel to represent all such persons). Notwithstanding the foregoing, the Company expressly agrees and acknowledges that the right of indemnification granted herein to each holder of Convertible Notes shall not be deemed to be the exclusive remedy available to such holder for any of the matters described in this Section.

         SECTION 6.15. DELIVERY OF CERTAIN SIGNATURE PAGES. Concurrently with the execution of this Agreement, the parties are executing and delivering to counsel for the Company signature pages to the Registration Rights Agreement, the Shareholders Agreement, the Convertible Notes and a letter agreement establishing certain procedures relating to potential acquisitions and asset sales involving the Company. The parties hereto hereby agree that such signature pages are being delivered to counsel for the Company for safekeeping pending the Closing and that neither such agreements and instruments nor any other Closing documents delivered to counsel for the Company shall have effect prior to the satisfaction (or the waiver by the party entitled to insist on performance thereof) of the conditions to the Closing contained in Article 4, notwithstanding that such agreements and instruments may be dated prior to the Closing Date.

          [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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


         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                                  TOTAL NETWORK SOLUTIONS, INC.

                                  By:
                                     ------------------------------
                                     Name:  Rami Musallam
                                     Title: President

                                  PURCHASER:

                                  CISCO SYSTEMS, INC.

                                  By:
                                     ------------------------------
                                  Name:
                                  Title:
                                  Address:

                                  Fax:


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